FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "First Amendment") is entered into as of June 11, 2020, by and between Red Earth LLC, a Nevada limited liability company ("Red Earth"), Element NV, LLC, an Ohio limited liability company ("ENV"), and MJ Holdings, Inc., (MJH"). The definitions on Exhibit A are incorporated into this First Amendment as if fully set forth at length herein and all references to a section in such Exhibit A are references to such section of this Agreement or the MIPA, where applicable.

WHEREAS, Red Earth, MJH and ENV are all parties to a certain Membership Interest Purchase Agreement dated August 28, 2019 ("the MIPA");

WHEREAS, certain adverse changes, effects, conditions, facts, and circumstances have changed since the date of the MIPA, which taken together or individually, have had a Material Adverse Effect on Red Earth and as such, the parties desire to amend the MIPA;

NOW, THEREFORE, for good and valuable consideration, sufficiency and receipt of which is hereby acknowledged, the parties hereto agree to amend the MIPA as follows:

1. Paragraph 1C. Closing Purchase Price. The Closing Purchase Price shall be amended as follows:

> The consideration payable by Buyer to the Seller Party for the Purchased Interests (the "Purchase Price") shall be $441,000.00 in immediately available funds to be wired to an account designated by the Seller Party (the "Closing Payment"). Receipt of the Closing Payment is hereby acknowledged. In addition to payment of the Purchase Price, and subject to the terms of this Agreement, Buyer has (i) made a contribution to the capital of the Target Company in the aggregate amount set forth on Exhibit "B" (the "Initial Contribution Payment") which amount has been paid and received; and (ii) will make an additional cash contribution in the amount of $240,000 (the "Final Contribution Payment") to an account designated by Buyer under the mutual management of the Buyer and the Target Company for the exclusive use of the capital and operating expenditures of the Target Company at the Facility Location which amount shall be paid in accordance with the terms and conditions of that Second Amended and Restated Operating Agreement dated June 11, 2020. Notwithstanding anything to the contrary contained in the Agreement, there shall be no conditions on the payment of the Final Contribution Payment.
>
> The remainder of Paragraph 1.C is hereby deleted in its entirety.

2. Paragraph 9B is hereby amended to add the following subparagraph (f) as follows:

9B (f). any claim made by a broker, consultant or third party with respect to compensation, commission, payment or finder's fee arising out of services rendered or performed in connection with the execution and delivery of the MIPA.

3. Miscellaneous.

a. Authority. The person executing this Amendment on behalf of each party represents and warrants that such person has full power and authority to execute and deliver this Amendment on behalf of such party.

b. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

c. Defined Terms. All undefined capitalized terms in this First Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

d. Ratification; Effect of Amendment. Except as specifically modified by this First Amendment, all of the terms and conditions of the Agreement, as modified, remain in full force and effect, unmodified by this First Amendment, and are hereby ratified and confirmed by the parties. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement, and this First Amendment, the terms and provisions of this First Amendment shall control.

e. Successors and Assigns. This First Amendment and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

f. Modifications. This First Amendment and the Agreement cannot be modified in any manner other than by written modification executed by the parties.

g. Governing Law. This First Amendment and the provisions hereof shall be governed by and construed in accordance with the laws of the State of Nevada.

h. Headings. The paragraph headings in this First Amendment are for convenience only, shall in no way define or limit the scope or content of this First Amendment and shall not be considered in any construction or interpretation of this First Amendment or any part hereof.

i. Entire Agreement. This First Amendment contains the entire agreement between the parties with respect to the subject matter hereof, and no promise, representation, warranty, or covenant not included in this First Amendment has been or is relied upon by either party.

j. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or email copies of the signature pages to this First Amendment shall be deemed to be originals for all purposes of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment

to Membership Interest Purchase Agreement as of the date first written above.

BUYER

ELEMENT NV, LLC

By: ______________________________
Name:
Title:

TARGET COMPANY

RED EARTH LLC

DocuSigned by:
Paris Balaouras
64AAF0B7908F4CD...

By: ______________________________
Name: Paris Balaouras
Title: Manager

SELLER PARTY

MJ HOLDINGS, INC.

DocuSigned by:
499C129311324C9...

By: ______________________________
Name: Terrence M. Tierney
Title: President